EXHIBIT 21
                          __________

              Union National Financial Corporation
                   Subsidiaries Of Registrant



Subsidiary                           Incorporation
__________                           _____________

Union National Community Bank        National Banking Association

Union National Capital Trust I       Delaware Statutory Trust

Union National Capital Trust II      Delaware Statutory Trust

Union National Insurance Agency,     Pennsylvania Business
Inc.                                 Corporation

Home Team Financial, LLC             Pennsylvania Limited
                                     Liability Company

TA of Lancaster, LLC                 Pennsylvania Limited
                                     Liability Company


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